                                                                    EXHIBIT 99.1


[ARDENT LOGO]
HEALTH SERVICES


INVESTOR CONTACT:
R. Dirk Allison
Executive Vice President and Chief Financial Officer
(615) 296-3000

MEDIA CONTACT:
Shea Davis
Vice President, Communications
(615) 296-3240


                        ARDENT HEALTH SERVICES ANNOUNCES
                              FIRST QUARTER RESULTS

NASHVILLE, TENN., May 4, 2004 - Ardent Health Services today announced its first quarter 2004 financial results.

Total net revenues for the first quarter ended March 31, 2004, increased 17.9 percent to $366.5 million compared with $310.9 million in the prior year period. Net patient service revenue increased to $190.6 million, compared with $149.3 million in the prior period, an increase of 27.6 percent. Health plan premium revenue was $155.2 million, an increase of 8.7 percent compared to $142.8 million in the prior period. Net income for the first quarter was $6.1 million compared with net income of $2.6 million in the prior year period, an increase of 134.1 percent.

"We are pleased with our performance in the first quarter, which gives us added momentum for the remainder of the year," said David T. Vandewater, president and chief executive officer of Ardent Health Services. "Driving our financial results are solid operating metrics in our markets, including benefits from efforts to expand facilities and services as well as physician recruiting success. As we continue to strengthen our growing markets, we are also evaluating acquisition opportunities that will complement existing operations. This is a good start to what we expect to be another positive year for our company. We continue to thank our physicians and employees for their dedication to high quality health care and to our company's mission statement."

Ardent Health Services Announces First Quarter Results
Page 2
May 4, 2004


Same facility admissions at acute care facilities increased 5.5 percent during the first quarter compared with the prior year quarter, and same facility adjusted admissions increased 9.2 percent compared with the prior year quarter. All acute care facilities were same facility for the first quarter of 2004.

Same facility patient days at behavioral facilities increased 4.7 percent during the first quarter compared with the prior year quarter, and same facility adjusted patient days also increased 4.7 percent compared with the prior year quarter.

As of March 31, 2004, Lovelace Health Plan had a membership of 164,129.

Cash flows used in operating activities for the quarter were $24.7 million compared with cash flows provided by operating activities of $11.5 million in the prior year period. Accounts receivable, net of the provision for doubtful accounts, increased $30.1 million during the first quarter compared to $4.8 million in the prior year period. At March 31, 2004, the company had $53.8 million in cash and $117.9 million available under the company's $125.0 million senior secured credit facility. Income from continuing operations before interest, change in fair value of interest rate swap agreements, depreciation and amortization and income tax expense (Adjusted EBITDA) for the first quarter ended March 31, 2004, increased 79.5 percent to $25.8 million compared with $14.4 million in the prior year period. A table reconciling Adjusted EBITDA to cash flows from operating activities is included in this earnings release as supplemental information.

During the first quarter, the company completed the exchange of its unregistered 10 percent Senior Subordinated Notes due 2013 for identical registered notes. Subsequent to the close of the quarter, on April 1 the company completed the sale of Northern Indiana Hospital in Plymouth, Ind. The operations of Northern Indiana Hospital are reported as discontinued operations for all periods presented.


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 3
May 4, 2004


Ardent Health Services will hold a conference call to discuss this news release on May 5, 2004, at 11:00 a.m. Eastern time. A listen-only simulcast, as well as a replay of the call, will be available for one year online at the company's website at www.ardenthealth.com.

Ardent Health Services is a provider of health care services to communities throughout the United States. Ardent currently owns 27 hospitals in 13 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.


This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the geographic concentration of our operations, particularly in Albuquerque, New Mexico; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively; any reduction in payments to health care providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in the Annual Report on Form 10-K under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.

                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 4
May 4, 2004


                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)


                                                                     THREE MONTHS ENDED
                                                                       MARCH 31, (1)
                                                                 ---------------------------
                                                                   2004              2003
                                                                 ---------         ---------
Revenues:
    Net patient service revenue                                  $ 190,614         $ 149,341
    Premium revenue                                                155,206           142,753
    Other revenue                                                   20,676            18,853
                                                                 ---------         ---------
       Total net revenues                                          366,496           310,947

Expenses:
    Salaries and benefits                                          147,417           125,056
    Professional fees                                               30,258            29,735
    Claims and capitation                                           71,221            67,492
    Supplies                                                        42,046            36,955
    Provision for doubtful accounts                                 17,175            10,951
    Interest, net                                                    6,499             3,701
    Change in fair value of interest rate swap agreements           (1,235)               --
    Depreciation and amortization                                   10,826             7,351
    Gain on divestitures                                                --              (928)
    Other                                                           32,559            27,299
                                                                 ---------         ---------
       Total expenses                                              356,766           307,612
                                                                 ---------         ---------

Income from continuing operations before income taxes                9,730             3,335

Income tax expense                                                   3,716             1,334
                                                                 ---------         ---------

Income from continuing operations, net                               6,014             2,001

Discontinued operations:
    Income from discontinued operations                                193             1,028
    Income tax expense                                                  78               411
                                                                 ---------         ---------
       Income from discontinued operations, net                        115               617
                                                                 ---------         ---------

Net income                                                           6,129             2,618

Accrued preferred dividends                                          2,174             1,947
                                                                 ---------         ---------

Net income available for common members                          $   3,955         $     671
                                                                 =========         =========


(1) The results of operations for Northern Indiana Hospital are now reported as discontinued operations.


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 5
May 4, 2004


                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     (AMOUNTS IN THOUSANDS EXCEPT UNIT DATA)


                                                                               (UNAUDITED)
                                                                                MARCH 31,            DEC. 31,
                                                                                   2004              2003 (1)
                                                                                ---------           ---------
                                     ASSETS

Current assets:
    Cash and cash equivalents                                                   $  53,769           $  89,762
    Accounts receivable, less allowance for doubtful accounts of
       $55,134 at March 31, 2004, and $42,438 at December 31, 2003                146,425             116,515
    Premiums receivable                                                            14,774              14,733
    Inventories                                                                    17,025              16,759
    Deferred income taxes                                                          30,193              27,792
    Prepaid expenses and other current assets                                      36,732              31,514
    Assets held for sale                                                            3,338               3,336
    Income tax receivable                                                              --               2,128
                                                                                ---------           ---------
       Total current assets                                                       302,256             302,539
Property, plant, and equipment, net                                               365,036             365,321
Other assets:
    Goodwill                                                                       75,529              75,529
    Other intangible assets                                                        47,078              48,289
    Deferred income taxes                                                           5,654               5,682
    Other assets                                                                   22,935              20,644
                                                                                ---------           ---------
Total assets                                                                    $ 818,488           $ 818,004
                                                                                =========           =========

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
    Current installments of long-term debt                                      $   2,149           $   2,082
    Accounts payable                                                               56,403              53,301
    Medical claims payable                                                         45,124              45,751
    Accrued salaries and benefits                                                  49,806              44,692
    Accrued interest                                                                3,330              10,133
    Unearned premiums                                                               3,462              15,399
    Other accrued expenses and liabilities                                         27,869              25,771
                                                                                ---------           ---------
       Total current liabilities                                                  188,143             197,129
Long-term debt, less current installments                                         258,901             259,361
Other long-term liabilities                                                         6,557               6,573
Self-insured liabilities                                                           25,758              21,920
                                                                                ---------           ---------
       Total liabilities                                                          479,359             484,983
Redeemable preferred units and accrued dividends, $3.43 unit price,
    $3.43 per unit redemption value; authorized, issued and outstanding:
    28,141,807 units at March 31, 2004 and Dec. 31, 2003                          114,105             111,931
Commitments and contingencies
Members' equity:
    Authorized: 69,956,653 units at March 31, 2004, and 69,961,407 units at Dec. 31, 2003; issued and outstanding: 56,993,690 units at
       March 31, 2004, and 56,998,444 units at Dec. 31, 2003                      224,310             224,331
    Retained earnings (accumulated deficit)                                           714              (3,241)
                                                                                ---------           ---------
Total members' equity                                                             225,024             221,090
                                                                                ---------           ---------
Total liabilities and members' equity                                           $ 818,488           $ 818,004
                                                                                =========           =========

(1) The condensed consolidated balance sheet as of December 31, 2003 was derived from the audited consolidated financial statements. The assets and liabilities of Northern Indiana Hospital are now reported as held for sale.


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 6
May 4, 2004

                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31, (1)
                                                                                   ---------------------------
                                                                                      2004              2003
                                                                                   ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations                                              $   6,014         $   2,001
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities, net of acquisitions and divestitures:
      Provision for doubtful accounts                                                 17,175            10,951
      Change in fair value of interest rate swap agreements                           (1,235)               --
      Depreciation and amortization                                                   10,826             7,351
      Gain on divestitures                                                                --              (928)
      Amortization of loan costs                                                         397             1,011
      Amortization of discount on subordinated debt                                      119               138
      Deferred income taxes                                                           (2,374)           (4,257)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
      Accounts receivable                                                            (47,303)          (15,726)
      Premiums receivable                                                                (41)            5,909
      Prepaid expenses and other current assets                                       (5,475)            5,461
      Income tax receivable (payable)                                                  3,047             2,841
      Medical claims payable                                                            (627)           (1,474)
      Accounts payable                                                                 2,946             1,518
      Accrued salaries and benefits                                                    5,125               685
      Accrued interest                                                                (6,803)            1,712
      Unearned premiums                                                              (11,937)           (3,199)
      Other accrued expenses and liabilities                                           1,019            (6,786)
      Self-insured liabilities                                                         4,390             4,243
                                                                                   ---------         ---------
         Net cash (used in) provided by operating activities                         (24,737)           11,451

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in acquisitions, less cash acquired                                           --          (192,602)
Purchases of property, plant and equipment                                            (9,345)           (7,928)
Proceeds from divestitures                                                                --             1,728
Other                                                                                   (902)            2,074
                                                                                   ---------         ---------
         Net cash used in investing activities                                       (10,247)         (196,728)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from revolving line of credit, net                                               --               379
Proceeds from long-term debt                                                              --           148,589
Payments on long-term debt                                                              (511)          (29,170)
Debt financing costs paid                                                               (551)           (4,046)
Proceeds from issuance of common units                                                     1             6,667
Redemption of preferred units                                                             --              (112)
Redemption of common units                                                               (23)             (131)
Common unit issuance costs                                                                --            (1,886)
                                                                                   ---------         ---------
         Net cash (used in) provided by financing activities                          (1,084)          120,290
Net cash provided by discontinued operations                                              75               155
                                                                                   ---------         ---------
         Net decrease in cash and cash equivalents                                   (35,993)          (64,832)
Cash and cash equivalents at beginning of period                                      89,762           113,859
                                                                                   ---------         ---------
         Cash and cash equivalents at end of period                                $  53,769         $  49,027
                                                                                   =========         =========


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 7
May 4, 2004


                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)
                                 (IN THOUSANDS)


                                                                    THREE MONTHS ENDED
                                                                        MARCH 31, (1)
                                                                  ------------------------
                                                                    2004            2003
                                                                  --------        --------
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest                                        $ 13,302        $  2,038
    Cash paid for income taxes                                       3,195             361
    Non-cash common units issued                                        --           4,639
    Preferred unit and preferred stock dividends accrued             2,174           1,947
    Non-cash changes due to acquisitions and divestitures:
      Current assets                                                    --          70,599
      Non-current assets                                                --         220,927
      Current liabilities                                               --          78,371
      Non-current liabilities                                           --             576


(1) The cash flows of Northern Indiana Hospital are now reported as discontinued operations.


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 8
May 4, 2004



                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                           OPERATING DATA (UNAUDITED)


                                                               THREE MONTHS ENDED
                                                                  MARCH 31, (1)
                                                             ----------------------
                                                               2004           2003
                                                             -------        -------
ACUTE CARE OPERATING DATA:
    Number of hospitals                                            7              7
    Number of licensed beds                                    1,263          1,269
    Total delivery system admissions (2)                       8,580          8,136
    Total delivery system adjusted admissions (2) (3)         19,856         18,176
    Average length of stay  (days)                               5.7            5.7
    Average daily census                                       534.7          511.5

BEHAVIORAL OPERATING DATA:
    Number of hospitals                                           20             19
    Number of licensed beds                                    1,999          1,840
    Patient days                                             126,872        118,629
    Adjusted patient days (2)                                133,765        125,198
    Average length of stay (days)                               13.4           14.2
    Average daily census                                     1,394.2        1,318.1

HEALTH PLAN OPERATING DATA:
    Health plan members (end of period)                      164,129        162,416

(1) The behavioral operating data excludes statistics for Northern Indiana Hospital, as it is now accounted for as discontinued operations.

(2) Total delivery system admissions and adjusted admissions are presented for comparative purposes and include Lovelace Health Plan members.

(3) Adjusted admissions and adjusted patient days are used by management and certain investors as a general measure of combined inpatient and outpatient volumes. Adjusted admissions/patient days are computed by multiplying admissions/patient days (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions/patient days computation "equates" outpatient revenue to the volume measure (admissions/patient days) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.


                                     -MORE-

Ardent Health Services Announces First Quarter Results
Page 9
May 4, 2004


                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                 RECONCILIATION OF ADJUSTED EBITDA TO CASH FLOWS
                            FROM OPERATING ACTIVITIES
                                 (IN THOUSANDS)


                                                                   THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                 -------------------------
                                                                   2004             2003
                                                                 --------         --------
Net cash (used in) provided by operating activities              $(24,737)        $ 11,451
    Changes in working capital items and other                     30,636          (10,067)
    Income from discontinued operations                               115              617
                                                                 --------         --------
Operating income                                                    6,014            2,001
    Interest, net                                                   6,499            3,701
    Change in fair value of interest rate swap agreements          (1,235)              --
    Depreciation and amortization                                  10,826            7,351
    Income tax expense                                              3,716            1,334
                                                                 --------         --------
Adjusted EBITDA (1)                                              $ 25,820         $ 14,387
                                                                 ========         ========

(1) Adjusted EBITDA represents income from continuing operations, net, before interest, change in fair value of interest rate swap agreements, depreciation and amortization and income tax expense. Adjusted EBITDA is presented because we believe that it is a useful indicator of our liquidity. Adjusted EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our subsidiary's senior secured credit facility and the indenture governing our subsidiary's 10.0% Senior Subordinated Notes due 2013. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation from, and is not intended as an alternative measure of, net income or cash flow from operations, each as determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies.


                                      # # #